SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 21, 2000
(November 6, 2000)


                                Alamo Group Inc.
             (Exact name of registrant as specified in its charter)

   State of Delaware               0-21220                   74-1621248
(State or other jurisdiction     (Commission                (IRS Employer
    of incorporation)              File No.)               Identification No.)

                          1502 E. Walnut Seguin, Texas
                                      78155
 -----------------------------------------------------------------------------
                    (Address of Principal executive offices)

        Registrant's telephone number, including area code (830)379-1480










                                Alamo Group Inc.
                                    Form 8-K

Item 2.  Acquisition of Assets.


On November 6, 2000, Registrant through wholly owned indirect subsidiaries, acquired all of the outstanding stock of Schulte Industries, Ltd., Schulte Sales, Ltd., and Schulte Sales (International) Inc., all of which are Saskatchewan, Canada corporations, each with their headquarters in Englefeld, Saskatchewan, Canada. Also on November 6, 2000, registrant's wholly owned subsidiary Alamo Group (USA) Inc., a Delaware corporation, acquired all of the outstanding stock of Schulte (USA) Inc., a Florida corporation with headquarters in Lake Wales, Florida.

The Schulte family of companies was founded by John Schulte in 1923 and is managed jointly by Earl Schulte and Jim Carnago. Schulte manufactures mechanical rotary mowers, snow blowers and rock removal equipment for sale in Canada, the United States and abroad. Schulte employs approximately 90 persons. Schulte's sales for the fiscal year ending July 31, 2000, were approximately $12 million.

The purchase price for the outstanding stock of Schulte is approximately $9.03 million in cash paid at closing. The purchase price was financed by borrowing $9.03 million from Bank of America, N.A. under an existing revolving-credit facility. The final purchase price will be determined based on Schulte's adjusted net worth as reflected on its financial statements as of November 6, 2000.

The acquisition will be accounted for as a purchase. As a result of the purchase, Registrant acquired assets with a projected value of approximately $6.9 million and assumed liabilities of approximately $2.9 million. The purchase price includes a premium over the net asset value of approximately $5.0 million and Registrant expects to allocate the excess purchase price to goodwill which will be amortized on a straight-line basis over a period of fifteen years.
















                                Alamo Group Inc.
                                    Form 8-K


Item 7.  Financial Statements and Exhibits.

No Financial Statements are required by this Item.







































                                Alamo Group Inc.
                                    Form 8-K


Item 10.  Exhibits.

Share  Purchase  Agreement  dated as of  November  6, 2000,  among Alamo Group
(SASK) Inc. and Alamo Group (USA) Inc. as Purchasers and Valda Schulte, Lisa Muller, Dean Carnago, Jim Carnago, Lani Carnago, Earl Schulte, Jeanne Schulte, Hal Carnago, Carnago Holdings Ltd., Val-Lis Holdings Inc., Schulte Family Trust, Carnago Family Trust, Schulte Industries Ltd., Schulte Sales Ltd., Schulte Sales (INTERNATIONAL) Inc., Schulte (USA) Inc., JC Capital Ltd., LC Capital Ltd., ES Capital Ltd. and JS Capital Ltd. as Sellers.



















                                Alamo Group Inc.

                                    Form 8-K


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Date:     November 21, 2000
                                                  By:-------------------------

                                                  Robert H. George
                                                  Vice President














                            SHARE PURCHASE AGREEMENT


      THIS SHARE PURCHASE AGREEMENT (this "Agreement") is dated as of November 6, 2000, by and among Alamo Group (Sask) Inc. ("Alamo Sask"), a Saskatchewan corporation, Alamo Group (USA) Inc. ("Alamo USA"), a Delaware corporation (Alamo Sask and Alamo USA being hereafter collectively referred to as the "Purchaser"), Valda Schulte, Lisa Muller, Dean Carnago, Jim Carnago, Lani Carnago, Earl Schulte, Jeanne Schulte, Hal Carnago, Carnago Holdings Ltd., Val - Lis Holdings Inc., Schulte Family Trust and Carnago Family Trust (the "Shareholders"); and Schulte Industries Ltd., Schulte Sales Ltd., Schulte Sales (International) Inc., and Schulte (USA) Inc., (collectively, "Schulte"), and JC Capital Ltd., LC Capital Ltd., ES Capital Ltd., and JS Capital Ltd. (collectively, the "Capital Companies") (the "Capital Companies" and "Schulte" are referred to herein, collectively, as the "Companies," and, individually, as the "Company").

      WHEREAS, Dean Carnago, Hal Carnago, Lisa Muller and Valda Schulte are collectively the legal and beneficial owners of an aggregate of 4 fully paid and non-assessable Class A shares (the "International Stock") of Schulte Sales (International) Inc., a Saskatchewan corporation ("International"), such shares constituting 100% of the issued and outstanding capital stock of International as of the Closing Date; and

      WHEREAS, Dean Carnago, Hal Carnago, Lisa Muller and Valda Schulte are collectively the legal and beneficial owners of an aggregate of 100 fully paid shares of common stock, par value $1.00 (USD) per share (the "USA Stock"), of Schulte USA Inc., a Florida corporation ("USA"), such shares constituting 100% of the issued and outstanding stock of USA as of the Closing Date; and

      WHEREAS, Schulte Family Trust and Carnago Family Trust are collectively the legal owners of an aggregate of 50 fully paid and non-assessable Class F shares (the "Industries Stock") of Schulte Industries Ltd., a Saskatchewan corporation ("Industries"), such shares, together with the 20,000 fully paid and non-assessable Class B shares, the 3,198,837 fully paid and non-assessable Class E shares, and the 25 fully paid and non-assessable Class F shares of Industries held by each of LC Capital Ltd. and ES Capital Ltd., constitute 100% of the issued and outstanding stock of Industries as of the Closing Date; and

      WHEREAS, Schulte Family Trust and Carnago Family Trust are collectively the legal owners of an aggregate of 50 fully paid and non-assessable Class D shares (the "Sales Stock") of Schulte Sales Ltd., a Saskatchewan corporation ("Sales"), such shares, together with the 60,000 fully paid and non-assessable Class B shares of Sales held by JC Capital Ltd. and the 861,010 fully paid and non-assessable Class C shares, and the 25 fully paid and non-assessable Class D shares of Sales held by each of JC Capital Ltd. and JS Capital Ltd., constitute 100% of the issued and outstanding stock of Sales as of the Closing Date; and
      WHEREAS, James Carnago is the legal and beneficial owner of 496,000 fully paid and non-assessable Class C shares and Carnago Holdings Ltd. is the legal and beneficial owner of 100 fully paid and non-assessable Class A shares (collectively the "JC Stock") of JC Capital Ltd., a Saskatchewan corporation ("JC Capital"), such shares constituting 100% of the issued and outstanding stock of JC Capital as of the Closing Date; and

      WHEREAS, Lani Carnago is the legal and beneficial owner of 542,600 fully paid and non-assessable Class C shares and Carnago Holdings Ltd. is the legal and beneficial owner of 100 fully paid and non-assessable Class A shares (collectively, the "LC Stock") of LC Capital Ltd., a Saskatchewan corporation ("LC Capital"), such shares constituting 100% of the issued and outstanding stock of LC Capital as of the Closing Date; and

      WHEREAS, Earl Schulte is the legal and beneficial owner of 546,600 fully paid and non-assessable Class C shares and Val-Lis Holdings Inc. is the legal and beneficial owner of 100 fully paid and non-assessable Class A shares (collectively the "ES Stock") of ES Capital, Ltd., a Saskatchewan corporation ("ES Capital"), such shares constituting 100% of the issued and outstanding stock of ES Capital as of the Closing Date; and

      WHEREAS, Jeanne Schulte is the legal and beneficial owner of 500,000 fully paid and non-assessable Class C shares and Val-Lis Holdings Inc. is the legal and beneficial owner of 100 fully paid and non-assessable Class A shares (collectively the "JS Stock") of JS Capital Ltd., a Saskatchewan corporation ("JS Capital"), such shares constituting 100% of the issued and outstanding stock of JS Capital as of the Closing Date; and

      WHEREAS, Alamo Sask desires to purchase from the Shareholders the International Stock, the Industries Stock, the JC Stock, the LC Stock, the ES Stock, the JS Stock and the Sales Stock in order that Alamo Sask will, on the Closing Date, directly own all of the issued and outstanding shares of each of the Capital Companies and, directly and indirectly (via the Capital Companies) own all of the issued and outstanding shares of Sales, International and Industries; and
      WHEREAS, Alamo USA desires to purchase from Hal Carnago, Dean Carnago, Valda Schulte and Lisa Muller the USA Stock in order that Alamo USA will, on the Closing Date, directly own all of the issued and outstanding shares of USA; and

      WHEREAS, the International Stock, the Industries Stock, the JC Stock, the LC Stock, the ES Stock, the JS Stock and the Sales Stock are referred to herein collectively as the "Canadian Stock"; and

      WHEREAS, the Canadian Stock and the USA Stock are referred to herein collectively as the "Stock;" and

      WHEREAS, the Shareholders, jointly and severally, are making certain representations, warranties, covenants and indemnities herein as an inducement to each of Alamo Sask and Alamo USA (collectively, the "Purchaser") to enter into this Agreement; and
      WHEREAS, capitalized terms not otherwise defined shall have the meaning set forth in Section 11.14;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                             SALE OF STOCK; CLOSING

Purchase of Stock
Subject to the terms and conditions of this Agreement: (a) the Shareholders shall sell, transfer and deliver to Alamo Sask, and Alamo Sask shall purchase, the Canadian Stock on the Closing Date; and (b) Hal Carnago, Dean Carnago, Valda Schulte and Lisa Muller shall sell, transfer and deliver to Alamo USA, and Alamo USA shall purchase, the USA Stock on the Closing Date.

Purchase Price
(a)   In   consideration   for  the  Stock,  the  Purchaser  shall  pay  to  the
      Shareholders the estimated purchase price as follows (the "Purchase Price"), which Purchase Price shall be subject to adjustment as set forth in Section 1.3. The portion of the Purchase Price payable for the USA Stock shall be $30,000.00 (CAD). The portion of the Purchase Price payable for the Canadian Stock, in aggregate, shall be $13,720,000.00 (CAD), allocated as follows:
      (i)   to directly acquire the International Stock: $1,930,000.00 (CAD);
      (ii)  to  directly  and  indirectly   acquire  all  of  the  issued  and
            outstanding   shares  of   Industries   (via  the   purchase   of,
            collectively, the Industries Stock, the LC Stock and the ES Stock): $9,900,000.00 (CAD); and
      (iii) to  directly  and  indirectly   acquire  all  of  the  issued  and
            outstanding shares of Sales (via the purchase of, collectively, the Sales Stock, the JC Stock and the JS Stock): $1,890,000.00
            (CAD).
(b) The amount of the Purchase Price payable to the Shareholders as of the Closing Date shall be reduced by:

            the amount of the Holdback (as hereafter defined) which shall be paid into escrow in accordance herewith; and

      by the amount of all net negative cash balances and interest bearing debt of Schulte (including notes, capital leases or loans, and lines of credit) save and except to the extent that any of the interest bearing debt is to be paid out of the Purchase Price by the Shareholders' Solicitors on or after the Closing Date in accordance with Section 1.3 hereof.


(c) The Purchase Price shall be, subject to applicable adjustments herein, paid as follows:
      (i) $12,375,000 (CAD) via solicitor's trust cheque at Closing; and (ii) $1,375,000 (CAD) to be held in an escrow account (the "Holdback")
            which shall be held, invested and ultimately disbursed in the manner set forth in that one certain escrow agreement attached hereto as Exhibit "A" (the "Escrow Agreement") (which the parties hereby agree to execute and deliver at Closing). The Holdback shall be released (less adjustments in accordance with this Agreement and subject to any continuing holdback in accordance with the Escrow Agreement) on the expiration of twelve (12) months from the Closing Date. Interest on the Holdback shall accrue for the benefit of the party receiving the Holdback pursuant to the terms of the Escrow Agreement.
(d) Subject to applicable adjustments as herein provided, each Shareholder shall be paid his, her or its proportion of the Purchase Price in accordance with the percentage opposite his, her or its name as set forth on Exhibit "D" attached hereto.
(e) For greater certainty, any payment by the Purchaser pursuant to this Section shall be good and sufficiently made if made to the Shareholders' Solicitors, in trust, and any such payment to the Shareholders' Solicitors shall be a full and sufficient discharge of the Purchaser's payment obligations without the need to ensure the distribution of any such payment or portion thereof to any particular Shareholder or any other person or entity whatsoever.
(f) Each of the Shareholders hereby jointly and severally agrees to indemnify and save the Purchaser harmless from and against any and all claims, demands, actions, causes of action, damages, losses, deficiencies, costs, liabilities, expenses (including, without limitation, all legal and other professional fees (on a solicitor and his own client basis) and disbursements, interest and penalties) suffered or incurred by the Purchaser as a result of, or arising directly or indirectly out of, or in connection with: (i) the allocation of the Purchase Price as among or between the Shareholders (as set forth in Exhibit "D" hereto or otherwise); or
      (ii) arising out of any payment of the Purchase Price or portion thereof to the Shareholders' Solicitors; or
      (iii) any  subsequent   disbursement  or  payment  by  the   Shareholders'
            Solicitors of all or any portion of the Purchase Price to any particular Shareholder, Person or entity.
(g) The Shareholders hereby acknowledge that they have each participated in determining the respective allocations and the manner of payment of the Purchase Price and that they are in full agreement therewith.

Adjustments to Purchase Price
Based on Schulte's unaudited combined financial statements for the period ending January 31, 2000 (the "January Financials"), a copy of which is attached hereto as Exhibit "B", the parties hereto agree and acknowledge that, as of the date of the January Financials, the net worth of Schulte is $5,349,000 (CAD) (the "Estimated Net Worth"). Schulte has prepared and delivered to the Purchaser a projected restated balance sheet of Schulte as of the Closing prepared in accordance with GAAP and on the same basis as the January Financials. Within thirty (30) days after the Closing, the Purchaser shall prepare and deliver to the Representative (as hereinafter defined) an actual balance sheet of Schulte as of the Closing prepared in accordance with GAAP and on the same basis as the January Financials (the "Final Financial Statements") which shall, for greater certainty, continue to evidence as a liability thereon the full amount of all net negative cash balances and interest bearing debt of the Companies as of the Closing Date, notwithstanding any subsequent payment thereof by the Shareholders' Solicitors on or after the Closing Date. The Purchaser shall have the right at its own expense to review, or cause to be reviewed, the January Financials or any part thereof, for compliance, accuracy and/or completeness. Any such review shall be made in accordance with GAAP. Any such review may include, but is not limited to, a review of the adequacy of all reserves, including that for bad debts, receivables, warranty and product liability, inventory obsolescence practices and policy, revenue recognition, asset valuation, and cost of goods sold. The Representative shall have fifteen (15) days after the date the Final Financial Statements are sent to the Representative to notify the Purchaser if the Representative objects to any item on the Final Financial Statements. Any such notice shall specify the item or items in dispute ("Disputed Item(s)"). If (a) the Representative does not deliver to the Purchaser any objections in writing to the Final Financial Statements within fifteen (15) after the date such statements are sent to the Representative pursuant to Section 11.6 hereof, or (b) the Representative acknowledges in writing that the Final Financial Statements are accurate, the Final Financial Statements shall be final, binding and conclusive on the parties for purposes of making any adjustments to the Purchase Price pursuant to this
Section 1.3. In the event of a dispute, the parties agree to co-operate with each other to try to resolve the dispute prior to submission of the dispute for determination by the accounting firm as hereinafter provided, which co-operation shall include, but not be limited to, responding to reasonable inquiries made by a party for information or explanation. In the event the parties fail to resolve any Disputed Item(s) within thirty (30) days after notice from the Representative that a dispute exists, then the matter shall be submitted to PriceWaterhouseCoopers, or such other accounting firm as is jointly selected by the Purchaser and Representative and whose decision with respect thereto shall be final and binding on the parties in all respects. Fees and expenses incurred by such accounting firm with respect to Disputed Items shall be borne equally by the Purchaser on the one hand and the Shareholders on the other hand. The Actual Net Worth of Schulte shall be determined based on the Final Financial Statements (the "Actual Net Worth"). On the tenth (10th) business day following the determination of the Final Financial Statements, including resolution of any Disputed Item(s), the Purchase Price shall be adjusted, upward or downward, as the case may be, by the amount that the Actual Net Worth is greater or lesser than the Estimated Net Worth.
If the Estimated Net Worth exceeds the Actual Net Worth, then the Shareholders shall pay the Purchaser the difference within ten (10) business days after the Final Financial Statements are delivered to the Representative. If the Estimated Net Worth is less than the Actual Net Worth, then the Purchaser shall pay the Representative the difference within ten (10) business days after the Final Financial Statements are sent to the Representative. The Representative shall distribute such difference among the Shareholders in such amounts and in such proportions as deemed appropriate in light of the circumstances giving rise to the adjustment to Actual Net Worth. Any adjustment to the Purchase Price pursuant to this Section 1.3 shall not reduce the amount being held pursuant to the Escrow Agreement.
Notwithstanding the foregoing, but for greater certainty, the portion of the Purchase Price payable to the Shareholders at Closing shall be delivered to the Shareholders' Solicitors in trust, on the trust condition that, as soon as reasonably possible after the Closing Date, the Shareholders' Solicitors shall, by use of such portion of the Purchase Price as is necessary, ensure that: (i) all interest bearing debt of any of the Companies (including, without limitation, notes, capital leases, loans and lines of credit) existing as at the Closing Date (including all amounts owing to the Royal Bank of Canada as of the Closing Date) is repaid in full from the portion of the Purchase Price delivered to the Shareholders' Solicitors in trust hereunder, forthwith following the Closing Date and (ii) all registered Encumbrances affecting the Stock, or any of the real and/or personal property of the Companies (save and except for any registered Encumbrances against Schulte in favour of the Royal Bank of Canada, or which has otherwise been specifically identified herein and specifically accepted and assumed by the Purchaser) are completely discharged and released forthwith following the Closing Date.

Closing
The Closing shall take place at the offices of MacPherson Leslie & Tyerman ("MLT"), 1500 - 410 - 22nd Street East, Saskatoon, Saskatchewan, Canada S7K 5T6, at 9:00 a.m. local time, on November 6, 2000, or at such time and on such date as the parties shall mutually agree (the "Closing"). Subject to the provisions of Article 7 hereof, failure to consummate the Closing provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 1.4 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder. For purposes of this Agreement, the date on which the Closing actually occurs is the "Closing Date".

Closing Deliveries
(a)   At the Closing, the Shareholders, jointly and severally, shall:

      (i) assign or cause to be assigned, as the case may be, by instruments satisfactory to the Purchaser and in the manner contemplated herein, good and valid title to the Canadian Stock to Alamo Sask, and good and valid title to the USA Stock to Alamo USA, in each case, free and clear of all Encumbrances of any nature whatsoever; and

      (ii) deliver to the Purchaser such other documents including, without limitation, officers' certificates and opinions of counsel, as may be required by this Agreement.
(b)   At the Closing, the Purchaser shall:
      (i) cause to be transferred to the Shareholders' Solicitors, via solicitors trust cheque, the Purchase Price determined in accordance with Section 1.2;
      (ii) deliver the Holdback, via solicitors trust cheque payable to the "Escrow Agent" pursuant to the Escrow Agreement; and
(iii) deliver to the Shareholders such other documents including, without limitation, officers' certificates, as may be required by this Agreement.

Non-Competition and Confidentiality Agreements
On the Closing Date, each of the Shareholders shall execute and deliver to the Purchaser a Non-Competition and Confidentiality Agreement in the form attached hereto as Exhibit "C" (the "Non-Competition Agreement"). The parties hereto agree that the Non-Competition Agreement has been separately negotiated and is a material condition to Closing.

Employment and Non-Competition Agreement
Effective as of the Closing Date, Sales shall employ Jim Carnago, and Industries shall employ Earl Schulte pursuant to the terms and conditions of the Employment and Non-Competition Agreements in the form attached hereto as Exhibit "E" (the "Employment Agreement").


REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
The Shareholders hereby, jointly and severally, make the representations and warranties set forth in this Article 2 to the Purchaser and the Companies. The Shareholders have delivered to the Purchaser the Schedules to this Agreement referred to in this Article 2 on the date hereof.

Organization and Qualification
The Companies are corporations organized, validly existing and in good standing under the laws of the state, province and country of their formation, and have all requisite corporate power and authority to carry on their business as now being conducted, and to own, lease and operate their properties and assets as now owned, leased and operated. The Companies are duly qualified to do business and are in good standing in each jurisdiction in which the properties owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary, except where the failure to be so qualified and in good standing would not have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect. True, accurate and complete copies of the Companies' Certificates of Incorporation and Articles, Bylaws, and in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Purchaser. Except as specifically disclosed in this Agreement, the Companies have no Subsidiaries and do not own, directly or indirectly, any ownership interest in any entity.

Capitalization

      As of the date hereof, (i) the authorized capital stock of International consists of an unlimited number of Class A (voting) shares, an unlimited number of Class B (non-voting) shares, an unlimited number of Class C (voting preferred) shares, and an unlimited number of Class D (non-voting preferred) shares, only 4 Class A (voting) shares of which are issued and outstanding; (ii) the authorized capital stock of USA consists of 1,000 shares of common stock, par value $1.00 per share, only 100 shares of which are issued and outstanding; (iii) the authorized capital stock of Industries consists of an unlimited number of Class A (common, voting) shares, an unlimited number of Class B (redeemable, preferred, non-voting) shares, an unlimited number of Class C (convertible, non-voting) shares, an unlimited number of Class D (redeemable, preferred, non-voting) shares, an unlimited number of Class E (preferred, voting) shares, and an unlimited number of Class F (non-voting) shares, only 40,000 Class B (redeemable, preferred, non-voting) shares, 6,397,674 Class E (preferred, voting) shares, and 100 Class F (non-voting) shares of which are issued and outstanding; (iv) the authorized capital stock of Sales consists of an unlimited number of Class A (common, voting) shares, an unlimited number of Class B (non-voting, preferred) shares, an unlimited number of Class C (voting) shares, and an unlimited number of Class D (non-voting) shares, only 60,000 Class B (non-voting, preferred) shares, 1,722,020 Class C (voting) shares, and 100 Class D (non-voting) shares of which are issued and outstanding; (v) the authorized capital stock of JC Capital consists of an unlimited number of Class A (voting) shares, an unlimited number of Class B (non-voting) shares, and an unlimited number of Class C (preferred, redeemable, retractible shares), only 100 Class A (voting) shares and 496,000 Class C (preferred, redeemable, retractible) shares of which are issued and outstanding; (vi) the authorized capital stock of LC Capital consists of an unlimited number of Class A (voting) shares, an unlimited number of Class B (non-voting) shares, and an unlimited number of Class C (preferred, redeemable, retractible shares), only 100 Class A (voting) shares and 542,600 Class C (preferred, redeemable, retractible) shares of which are issued and outstanding; (vii) the authorized capital stock of JS Capital consists of an unlimited number of Class A (voting) shares, an unlimited number of Class B (non-voting) shares, and an unlimited number of Class C (preferred, redeemable, retractible shares), only 100 Class A (voting) shares and 500,000 Class C (preferred, redeemable, retractible) shares of which are issued and outstanding; and
      (viii) the authorized capital stock of ES Capital consists of an unlimited number of Class A (voting) shares, an unlimited number of Class B
      (non-voting) shares, and an unlimited number of Class C (preferred, redeemable, retractible shares), only 100 Class A (voting) shares, and 546,600 Class C (preferred, redeemable, retractible) shares of which are issued and outstanding. No shares of the Stock are held in treasury.
      Schedule 2.2(a) accurately describes the ownership of each of the Companies' capital stock as of the date hereof. The Shareholders other than the Carnago Family Trust and the Schulte Family Trust, are and will be on the Closing Date the legal and beneficial owners and shareholders of, and have, and on the Closing Date will have, good, valid and indefeasible record and beneficial title to, the capital stock indicated on Schedule 2.2(a) to be owned by them, free and clear of any adverse claim of any other Person, including without limitation, any Encumbrance of any nature. The Carnago Family Trust and the Schulte Family Trust are and will be on the Closing Date the legal owners and shareholders of, and have, and on the Closing Date will have, good, valid and indefeasible record and legal title to, the capital stock indicated on Schedule 2.2(a) to be owned by them, free and clear of any adverse claim of any other person, including, without limitation, any Encumbrance of any nature. At the Closing, the Shareholders will transfer to the Purchaser good, valid and indefeasible title to the Stock, free and clear of all Encumbrances, and other agreements, covenants, restrictions, reservations and other burdens of any type whatsoever. Purchaser shall not be required to pay any transfer Taxes or other Taxes or fees with respect to the transfer of the Stock as provided herein.

      There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Companies to purchase or otherwise acquire any security of or equity interest in the Companies. There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind obligating the Companies to issue or sell any shares of capital stock of the Companies, or irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of capital stock of any class. All of the issued and outstanding shares of capital stock of the Companies have been duly authorized, validly issued and are fully paid and nonassessable. Except for the Accrued Bonuses and Dividends, all dividends and other distributions declared prior to the date hereof with respect to the issued and outstanding shares of capital stock of the Companies have been paid or distributed.

Authority
Each of the Shareholders has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby free of claims of any Person. This Agreement has been duly and validly executed and delivered by the Shareholders, and this Agreement constitutes the legal, valid and binding agreement of the Shareholders, enforceable jointly and severally against the Shareholders in accordance with its terms. All beneficiaries of the Schulte Family Trust and the Carnago Family Trust have consented to the sale of the Stock owned by the Schulte Family Trust and the Carnago Family Trust as contemplated in this Agreement.

No Violation
No prior consent, approval or authorization of, or declaration, filing or registration with any party, domestic or foreign, is necessary in connection with the execution and delivery of this Agreement by the Shareholders, the performance of the obligations hereunder, or the consummation of the transactions contemplated hereby. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Companies or the Shareholders, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration, with or without the giving of notice or the passage of time) under, or result in the creation of any Encumbrance upon any property or assets of the Companies or the Shareholders pursuant to any terms, conditions or provisions of any contract, note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Companies or any Holder is a party or by which any of their assets or properties are subject or bound, (iii) give rise to any lien, charge or other encumbrance on any of the assets of the Companies, or (iv) conflict with or violate any provision of the Articles or the Bylaws of the Companies. There are no proceedings pending or threatened against the Companies or the Shareholders, at law or in equity or before or by any foreign, federal, provincial, territorial, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person, which may result in liability to the Purchaser upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. The corporate existence, business organization and assets including, but not limited to, the licenses, permits, authorizations and contracts of the Companies, will not be terminated or impaired by reason of the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

Financial Statements
Each of the Companies has provided the Purchaser with (i) true and complete copies of its audited balance sheets as of July 31, 2000, 1999, 1998 and 1997, and the related statements of income, Shareholders' equity, and changes in cash flows for the years then ended, and (ii) its unaudited balance sheets as of Interim Balance Sheet Date and the related statements of income, Shareholders' equity, and changes in cash flows for the period then ended. All of the foregoing balance sheets and the related statements of income, Shareholders' equity and changes in cash flows of the Companies are collectively referred to as "Schulte's Financial Statements." Schulte's Financial Statements (including the related notes thereto) are true and accurate and present fairly the financial position of the Companies as of the dates thereof and the results of operations and changes in financial position of the Companies for the periods then ended, each in conformity with GAAP (subject, in the case of the interim financial statements, to normal year-end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse, and the fact that they do not contain all of the footnote disclosures required by GAAP). The accounting records underlying Schulte's Financial Statements accurately and fairly reflect, in all material respects, the transactions of the Companies.

Books and Records
The books of account and other records of the Companies, all of which have been made available to the Purchaser prior to Closing, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including, but not limited to, the maintenance of an adequate system of internal controls. The minute books of each of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders and board of directors of such Companies and no meeting of such Shareholders or any of such board of directors has been held for which minutes have not been prepared and are not contained in such minute books.

Absence of Certain Changes
Except for the Accrued Bonuses and Dividends or as required in order to give effect to the Approved Corporate Reorganization, since the Interim Balance Sheet Date no Company has:

      made any amendment to its Articles, Bylaws, or changed the character of its business in any manner;

suffered any Material Adverse Effect or any event, condition or contingency that will result in a Material Adverse Effect;

entered into any agreement, commitment or transaction except in the Ordinary Course of Business;

except in the Ordinary Course of Business, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or Liabilities;

permitted or allowed any of its Properties or assets to be subject to any Encumbrance of any kind (other than statutory liens not yet delinquent);

except in the Ordinary Course of Business, cancelled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its Properties or assets;

disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

granted any increase in compensation or paid or agreed to pay or accrue any bonus, severance payment or like benefit to or for the credit of any director, officer, employee or other Person, other than reasonable increases that fall due on employee's anniversaries of service, or entered into any employment, consulting or severance contract or other agreement with any director, officer, employee or other Person, or adopted, amended or terminated any Benefit Plan maintained by the Company for the directors, officers, employees or former employees of the Company;

directly or indirectly declared, set aside or paid any dividend or made any distribution with respect to its capital stock, or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

organized or acquired any capital stock, or other equity securities or acquired any equity or ownership interest in any Person;

issued, reserved for issuance, granted, sold or authorized the issuance of any shares, or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of their capital stock or authorized a stock split of the Company or otherwise changed its capitalization in any manner;

made any or acquiesced with any change in any accounting methods, principles or practices;

experienced any material adverse change in relations with any Material Customer or Material Supplier;

entered into any transaction, or entered into, modified or amended any Contract or commitment, other than in the Ordinary Course of Business;

agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section 2.7 in the future so that any such representation would not be true in all material respects as of the Closing; or

agreed to, entered into, or implemented a corporate reorganization, except for the Approved Corporate Reorganization.

Absence of Undisclosed Liabilities
Except as and to the extent (i) fully reflected or reserved against on Schulte's Financial Statements, including the notes thereto (ii) of Liabilities or obligations incurred since the Interim Balance Sheet Date in the Ordinary Course of Business consistent with past practice (both in nature and amount), none of the Companies has Liabilities or obligations of any nature including, without limitation, any Liabilities resulting from failure to comply with any Legal Requirement applicable to the Company or any Tax Liabilities due or to become due and whether incurred as a direct or indirect result of the Approved Corporate Reorganization or in respect of or measured by the income or sales of any of the Companies for any period. There is no basis for any assertion against Schulte of any Liabilities of any nature or in any amount not fully reflected or reserved against on Schulte's Financial Statements as of such date or specifically referred to in the notes thereto.

Receivables
All trade accounts and trade notes receivable of each Company as at the date set forth in Schedule 2.9 are listed on Schedule 2.9 and represent or will represent valid obligations arising from sales actually made in the Ordinary Course of Business, and are or will be current and collectible net of any reserve shown on Schulte's Financial Statements. Within 20 days following the Closing Date, the Shareholders shall deliver to the Purchaser an accurate listing of all trade accounts and trade receivables of each Company as of the Closing Date, all of which receivables shall be valid obligations arising from sales actually made in the Ordinary Course of Business and will be current and collectible, net of any reasonable reserves. Schedule 2.9 sets forth a list of all liens held by each of the Companies on a customer's assets to secure payment of an account or trade note receivable to each of the Companies.

Inventories
Except as disclosed on Schedule 2.10, the inventory of the Companies consists of: (i) manufactured and purchased parts and finished goods, all of which are merchantable and fit for the purpose for which they were procured or manufactured, and for which each of the Companies has an absolute inventory reserve which is adequate based on historical or expected experience, and (ii) raw materials and supplies and goods in process which are fit for the purpose procured.

Distributors, Dealers, Customers, Suppliers
Prior to the Closing Date the Shareholders caused to be delivered to MLT, on behalf of the Purchaser, a complete and accurate list of all of the distributors and dealers for each Company's products and all of the related contractual arrangements (whether written or oral, and whether or not legally binding or enforceable) are in good standing with each such distributor or dealer. Schedule
2.11 lists (i) the ten largest customers (by dollar volume) of each of the Companies during the 12 month period ending on the Interim Balance Sheet Date and the existing contractual arrangements with each such customer are in good standing and have continued in the Ordinary Course of Business up to and including the Closing Date (each a "Material Customer"), (ii) all suppliers of significant materials or services to each Company and the contractual arrangements for continued supply from such Person are in good standing and have continued in the Ordinary Course of Business up to and including the Closing Date (each a "Material Supplier"), and (iii) consignment sales or sales with right of return. True, correct and complete copies and/or descriptions of all existing dealer agreements for the Companies' products, whether oral or written, including any amendments or exceptions to such dealer agreements, have been delivered to the Purchaser. Neither the Companies nor the Shareholders have any Knowledge that (and no Knowledge of any facts which would form the basis for a belief that) (a) any distributor, dealer, or customer representing more than one percent (1%) of any of the Companies' sales during the 12 month period ending on the Interim Balance Sheet Date; or (b) any vendor representing more than one percent (1%) of any of the Companies' purchases during the 12 month period ending on the Interim Balance Sheet Date, has notified any of the Companies or the Shareholders, orally or in writing, that after the Closing such distributor, dealer, vendor, or customer will not do business with the Purchaser or that it will do business on terms and conditions which are materially less favourable than those upon which such distributor, dealer or customer did business with the Companies prior to the Closing.

Companies' Indebtedness
The Shareholders have delivered to the Purchaser true and complete copies of all loan documents (the "Loan Documents") related to any indebtedness of the Companies and documents relating to any third party debt or obligations, including capital leases and amounts owing to or from the Shareholders (the "Indebtedness"), and have made available to the Purchaser all correspondence concerning the status of the loans described in the Loan Documents and the Indebtedness.

Litigation
Except as set forth on Schedule 2.13, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the best Knowledge of any of the Companies or the Shareholders, threatened against any of the Companies or involving any of their properties or assets, at law or in equity or before or by any foreign, federal, provincial, territorial, state, municipal, or other governmental court, department, commission, board, bureau, agency, Governmental Authority, or other instrumentality or Person or any board of arbitration or similar entity (a "Proceeding"). The Shareholders will notify the Purchaser immediately in writing of any Proceeding initiated against any of the Companies or any of the Shareholders involving or related to the properties, assets and/or business of the Companies.

Tax Matters
Except as reflected or reserved against in Schulte's Financial Statements:

      each of the Companies has duly filed on a timely basis and in the manner prescribed by Law all Tax Returns required to be filed by it and has paid all Taxes which are due and payable, and all reassessments, penalties, interest and fines due and payable by or assessed against it. All such Tax Returns are true, complete and correct, comply fully with the provisions of the Income Tax Act, the Code, and all other relevant Tax Laws, fully disclose the Taxes due for the reporting periods to which such returns relate and properly report and reflect all transactions of the Companies as may be required by and in accordance with the Income Tax Act, the Code, and all other relevant Tax Laws;

without limiting the generality of the foregoing, all T-5's and Section 55(5)(f) Income Tax Act designations required, arising out of or related to the Approved Corporate Reorganization will be filed on or before the Closing Date or forthwith thereafter and copies of the same shall be provided by the Shareholders to the Purchaser and its accounting advisors;

each of the Companies has been reviewed, determined and assessed for federal and provincial income tax for all years to and including the fiscal year of each of the Companies ended July 31, 1999;

each of the Companies has made adequate reserves, accruals and provision in its financial records for Taxes payable by it for the current period that are not yet due and any previous period for which Tax returns are not yet required to be filed;

there are no Proceedings, pending or, to the best of the Shareholders' Knowledge, threatened, against any of the Companies in respect of Taxes, computation of taxable income, government charges or assessments nor are any material matters under discussion between any of the Companies and any Government Authority relating to Taxes asserted by any such authority;

none of the Companies has incurred any Tax Liabilities after January 31, 2000, other than in the Ordinary Course of Business;

none of the Companies has incurred any Tax Liabilities as a result of the Approved Corporate Reorganization or any of the transactions contemplated by this Agreement;

there is no agreement, waiver or other arrangement providing any of the Companies with an extension of the period fixed to file any Tax return, to pay or remit any Taxes or of the period during which any Government Authority may assess or re-assess any of the Companies in respect of Taxes;

each of the Companies has withheld from each payment made to any of its past or present directors, officers and employees, and to any non-resident of Canada, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper Tax or other receiving officers within the time required under any applicable Laws;

each of the Companies has remitted to the proper Tax or other receiving officers where required by Law to do so, all amounts collected by it on account of GST;

copies of the federal, state and provincial Tax returns for each of the Companies for each of their financial years ending July 31, 1996, July 31, 1997, July 31, 1998, and July 31, 1999 have been provided to the Purchaser and copies of all elections pursuant to the Income Tax Act, the Code, or any other fiscal Laws made by or affecting any of the Companies have been provided to the Purchaser, and all such returns and elections are correct in all material respects and fully disclose the Taxes, expenses, deductions and credits due for such periods to the extent required by Law;

each of International, Sales and Industries is a registrant for purposes of the GST and their registration numbers are BN 8973 05074, BN 10474 6896, and BN 10474 6862, respectively;

none of the Companies has been a limited sales real property holding corporation within the meaning of Section 897(e)(2) of the Code during the applicable periods specified in Section 897(c)(l)(A)(ii) of the Code;

none of the Companies has been a member of an affiliated group filing a consolidated Tax Return;

none of the Companies has Liability for the Taxes of any Person (other than the Companies themselves) as a transferee or successor, by contract or otherwise;

none of the Companies has made any payments, are not obligated to make any payments, and are not a party to any agreement that under circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code; and

none of the Companies will be liable for any Tax under Section 1374 of the Code.

Employment Matters and Employee Benefit Plans

      Employees: Prior to the Closing Date, the Shareholders caused to be delivered to MLT, on behalf of the Purchaser, a complete and correct list of all employees of the Companies, including their rates of pay, length of service, age and title and all of such information was and remains correct and accurate as at the Closing Date. None of the Companies has received any notice of termination of employment, claim for wrongful dismissal or claim that any of the Companies has violated the rights of any current or former employee under applicable human rights or similar Laws in any of the jurisdictions in which any of the Companies currently carry on, or previously carried on, business. There are no outstanding orders or charges against any of the Companies under any applicable health and safety Laws in any jurisdiction in which any of the Companies currently carry on, or previously carried on, business. All levies, assessments and penalties made against any of the Companies pursuant to any applicable workers' compensation Laws in any jurisdiction in which any of the Companies currently carry on, or previously carried on, business have been paid by the Companies.

Employee Accruals: All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, ERISA premiums, accrued wages, salaries and commissions and Employee Plan payments by the Companies have been reflected in Schulte's Financial Statements.

Employee Plans: Schedule 2.15 annexed hereto contains a complete and correct list of all Employee Plans. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Employee Plan and:
      (i) all contributions to, and payments from, each Employee Plan that may have been required to be made in accordance with any such Employee Plan, the recommendation of the actuary of such Employee Plan, or the Laws of the jurisdictions that govern such Employee Plan, have been made in a timely manner;
      (ii) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any Governmental Authority or distributed to any Employee Plan participant have been duly filed or distributed on a timely basis;
      (iii) there are, to the best of the Shareholders' Knowledge, no pending Proceedings by any Governmental Authority or Employee Plan
            participant involving or relating to any Employee Plan, no threatened or pending Proceedings (except for claims for benefits payable in the normal operation of the Employee Plans) against any Employee Plan or asserting any right or claim to benefits under any Employee Plan that could give rise to a liability to any of the
            Companies  nor  are  there  any  facts,  to  the  Knowledge  of  the
            Shareholders, that could give rise to any liability to the Companies, in the event of such Proceeding; and
      (iv) no notice has been received by any of the Companies of any complaints or any other proceedings of any kind involving any of the Companies or any Employee Plan participant before any pension board or committee relating to any Employee Plan;
(d) Employee's Contracts: Except as set out in Schedule 2.15 annexed hereto, none of the Companies is a party to, bound by or subject to any:
      (i) agreement, whether written or oral, for the employment of any director, employee, officer or contractor: (A) other than agreements for indefinite hire terminable by the employer without cause on reasonable notice in accordance with applicable Law; or (B) which provides for severance payments in excess of that required under applicable Law;
      (ii) contracts or collective bargaining agreements with, or commitments to, any Labour Representatives and none of the Companies has conducted negotiations with respect to any such future contracts or commitments;
      (iii) Employee Plans, except as set out in Schedule 2.15 annexed hereto; and no Labour Representatives hold bargaining rights with respect to any employees of the Companies, and there are no current or, to the best of the Shareholders' Knowledge, threatened attempts to establish any trade union or employee association with respect to any of the Companies;
(e)   Golden   Parachutes:   Neither  the   execution  and  delivery  of  this
      Agreement nor the consummation of any of the transactions contemplated hereby or thereby will:
      (i) result in any payment (including, without limitation, severance, unemployment compensation, termination, "golden parachute", bonus or otherwise) becoming due to any director, officer, employee or independent contractor of any of the Companies under any plan, agreement or otherwise;
      (ii) materially increase or result in the acceleration of the time of payments for any salary or benefits otherwise payable by any of the Companies to any of their respective directors, officers, employees or contractors; or
      (iii) result in the forgiveness of any loans by any of the Companies to any of its directors, officers, employees or contractors.

Leases, Contracts and Agreements
Schedule 2.16 sets forth (i) an accurate and complete description of all leases, subleases, purchase orders, licenses, commitments, contracts, term sheets and agreements (whether written or oral, and whether or not legally binding or enforceable) (a) involving performance of services or delivery of goods or materials by any of the Companies of an amount or value in excess of $10,000
(CAD) over its term, (b) involving performance of services or delivery of goods or materials to any of the Companies of an amount or value in excess of $25,000
(CAD) over its term or (c) that is terminable by any of the Companies or the other party upon less than thirty (30) days notice, and (ii) a description of all current business arrangements with Material Customers or Material Suppliers for which no written contract or other agreement exists (collectively, the "Contracts"). Schedule 2.16 provides reasonably complete details concerning such Contracts, identifying among other things, the parties to the Contract, the nature of the Contract, and the amount of the remaining commitment of the Companies thereunder. The Shareholders have delivered to the Purchaser true and correct copies or, in the case of oral contracts or business arrangements, descriptions of all Contracts. Each of the Contracts are legal, valid and binding obligations of the Companies and, to the Knowledge of any of the Shareholders or the Companies, the other parties to such Contracts, enforceable by the Companies in accordance with their terms and are in full force and effect. Except as described in Schedule 2.16, all rent and other payments by each of the Companies under the Contracts are current, there are no existing defaults by any Company under the Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder by any of the Companies or, to the Knowledge of any of the Shareholders or the Companies, the other parties to such Contracts. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any amounts paid or payable to any of the Companies under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation, and no such Person has made written demand for such renegotiation. Each of the Companies has good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

Related Party Transactions
There are no agreements, instruments, commitments, extensions of credit, Tax sharing or allocation agreements or other contractual agreements of any kind between or among any of the Companies, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan and any Shareholders of the Company.

Compliance with Laws
(a) None of the Companies is in default with respect to nor in violation (and has not been in violation of during the five-year period prior to the date hereof) of any Legal Requirement or Governmental Authorization, except those which would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not constitute a default or violation under any Legal Requirement or Governmental Authorization applicable to any of the Companies, except which would not reasonably be expected to have a Material Adverse Effect.
(b) None of the Companies has received any notice or other communication (whether oral or written) from any Governmental Authority or from any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or Governmental Authorization or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake or to bear all or any portion of the cost of, any remedial action of any nature, except (in the case of (i) and (ii) above) for notices or communications with respect to violations or obligations which would not reasonably be expected to have a Material Adverse Effect.
(c)   Set forth in Schedule  2.18(c) are all the  Governmental  Authorizations
                   -----------------
      held by each of the Companies on the date hereof, which constitute all of the Governmental Authorizations necessary to permit each of the Companies to own, operate, use, and maintain its assets in the manner in which it is now operated and maintained and to conduct its businesses as now being conducted. All required filings with respect to such Governmental Authorizations have been timely made and all required applications for renewal thereof have been timely filed. Following the consummation of the transactions contemplated by this Agreement, each of the Companies will have the same rights as it had prior to the Closing in each such Governmental Authorization, without impairment or change in any material respect.

Insurance
(a) Schedule 2.19(a) contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, liability and other forms of insurance owned or held by each of the Companies and, except as set forth on Schedule 2.19(a), each of the Companies have had similar insurance in force for at least the last five years. Such description provides reasonably complete details concerning such policies, identifying among other things, (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a "claims made" or an "occurrences" policy, and (iv) any retrospective premium adjustments of which any of the Companies has Knowledge. True and complete copies of such policies have been delivered to the Purchaser.
(b)   All  policies  described  in  paragraph  (a)  hereof  (i) are  issued by financially sound and reputable insurance companies, (ii) are sufficient for compliance with all Legal Requirements and all Contracts or applicable agreements to which any of the Companies are parties or by which they are bound, (iii) are valid, outstanding, and enforceable policies, (iv) provide adequate insurance coverage for the assets and the operations of each of the Companies for all risks normally insured against by an entity carrying on the same business or businesses as the Companies, and (iv) will not in any way be affected by, terminate, or lapse by reason of, the transactions contemplated by this Agreement.
(c) None of the Companies nor any Shareholder of any of the Companies has received (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy or other insolvency laws or is otherwise in the process of liquidating or has been liquidated, (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; or (iv) notice that a claim is being handled under a "reservation of rights" provision by any insurance carrier.
(d) None of the Companies has currently, nor in the past five years had, any fidelity bonds.

Intellectual Property
(a) Schedule 2.20(a) sets forth a correct and complete list and summary description of (i) all federal, state, provincial and foreign grants, registrations and applications existing or outstanding with respect to Intellectual Property owned by each of the Companies, (ii) all license agreements relating to Intellectual Property to which each of the Companies is a party (excluding licenses with respect to off-the-shelf software, each with a cost of less than $1,000 (CAD)), (iii) all
      trademarks,   trade  names,   service  names,  service  marks,  and  any
      applications for any of the foregoing, which constitute Intellectual Property, and (iv) all other material items of Intellectual Property not otherwise included in the foregoing clauses (i)-(iii). Each of the Companies have provided the Purchaser with true, correct and complete copies and/or descriptions of all of the items listed on Schedule 2.20(a).
(b) Each of the Companies owns or has the right to use pursuant to license, sublicense, agreement or other permission all Intellectual Property (collectively the "Intellectual Property Right"). The consummation of the transactions contemplated by this Agreement will not adversely effect the Intellectual Property Rights owned or used by each of the
      Companies.  None of the  Companies  has copied  software in violation of
      any  agreement,   license,   sublicense,  or  other  permission,  or  in
      violation of a Legal Requirement.
(c) The intellectual properties in the Intellectual Property are valid and subsisting and not unenforceable in whole or part, and each of the Companies has sole and full title to all owned Intellectual Property, free and clear of all Encumbrances and licenses (either as licensee or licensor), including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such Intellectual Properties, and no other Person has or shall have any
      claim  of  ownership  with  respect  to  the   Intellectual   Properties
      whatsoever. None of the Intellectual Property is dependent upon any other intellectual property in order to freely operate or be utilized in the manner heretofore utilized by any of the Companies in its businesses.
(d) None of the Companies nor any of their officers, Shareholders or directors is currently in receipt of any notice of any violation of, and none of the Companies is violating or infringing upon and has not for the last six years violated or infringed, the rights of any other Person with respect to any Intellectual Property, or has conducted any acts of unfair competition.
(e) To the Knowledge of each of the Companies and each of the Shareholders, no other Person is infringing any intellectual property rights of each of the Companies with respect to the Intellectual Property.
(f) The Shareholders shall keep confidential and not disclose to any third party any trade secrets among the Intellectual Property, except such of said trade secrets as now are or hereinafter become published or otherwise generally available to the public other than through the direct or indirect actions of the Shareholders.

Environmental Matters
Without in any manner limiting any other representations and warranties set forth in this Agreement and except as set forth in Schedule 2.21:
none of the Companies nor its Business Facilities, is in violation of, or has violated, or has been or is in non-compliance with, any Environmental Laws;without in any manner limiting the generality of subparagraph (a) above: except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits, no Materials of Environmental Concern have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened) by any of the Companies, on, under or about any Business Facility or transferred or transported to or from any Business Facility, and no Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, or in any other way released (and no release is threatened), on, under, about or from any property adjacent to any Business Facility; none of the Companies is now, and will not be in the future, as a result of the operation or condition of the business of the Companies on or prior to the Closing Date, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Business Facility; (b) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any Environmental Law;
there are no Environmental Claims pending or, to the Knowledge of any of the Companies or any of the Shareholders, threatened against any of the Companies, or any of their Business Facilities, and, to the Knowledge of any of the
Companies or any of the Shareholders, there is no basis for any such Environmental Claims;
each of the Companies and all of its Business Facilities have all permits, licenses, registrations, identification numbers, applications, consents, variances, notices of intent, and other authorizations (collectively, "Environmental Permits") necessary to comply with Requirements of Environmental Laws governing the Companies and/or the business of the Companies; the Companies have all environmental and pollution control equipment necessary for compliance with all Environmental Laws (including, without limitation, for compliance with all applicable Environmental Permits) and operation of the business of each of the Companies as presently conducted; and each of the Companies and their Business Facilities are in compliance with all terms and conditions of such required Environmental Permits and will be in such compliance after the consummation of the transactions herein contemplated;
there are no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility of any of the
Companies, and there are no Materials of Environmental Concern on any Business Facility of the Companies in an amount exceeding background levels for such geographic area or which would require reporting to any Governmental Authority or Remediation to comply with Requirements of Environmental Laws; none of the off-site locations where Materials of Environmental Concern generated from any Business Facility of any of the Companies (or for which any Company has arranged for their disposal) has been stored, treated, recycled, disposed of or released has been nominated or identified as a facility which is subject to an existing or potential claim or Encumbrance under Environmental Laws; none of the
Companies has been named as a potentially responsible party under, and no Business Facility of any of the Companies has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws, and no Business Facility of the Companies is subject to any lien or Encumbrance arising under Environmental Laws; none of the Companies has received any notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, non-compliance with, or remedial obligation under, Environmental Laws or Environmental Permits, relating to the ownership, use, maintenance, or operation of any Business Facility of the Companies, nor is there any basis for any of the foregoing, nor have any of the Companies voluntarily undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity; there is no Requirement of Environmental Laws that will require future compliance costs on the part of any of the Companies, whether alone or in the aggregate, in excess of Ten Thousand Dollars ($10,000)
(CAD) above costs currently expended in the Ordinary Course of Business; there are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by any of the Companies with Requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against any of the Companies; there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any of the Companies have agreed to, assumed or retained, by contract (whether written or oral, and whether enforceable or unenforceable) or otherwise; each of the Companies have filed all notices, notifications, financial security, waste management plans, or applications which are required to be obtained or filed by each of the Companies for the operation of its businesses or the use or operation of any Business Facility of any of the Companies; each of the Companies and each of their Business Facilities are in compliance with all other applicable limitations, restrictions, conditions, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and no current Business Facility (or equipment thereon) of the Companies contains any asbestos-containing materials or polychlorinated biphenyls in any form, nor do they use prohibited or restricted refrigerants, nor are there any wetland areas or other land subject to restricted development under Environmental Laws. Regulatory Actions
There are no actions or Proceedings pending or threatened against any of the Companies or any of their Business Facilities by or before any Governmental Authority. None of the Companies is subject to any formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over it.

Title to Properties, Encumbrances
Schedule 2.23 sets forth a true and complete description of (i) all real property, leaseholds or other interests in real property and (ii) all machinery, equipment, furniture, fixtures, vehicles and other fixed assets owned by any of the Companies with an original capital cost in excess of $10,000 (CAD) or which is otherwise necessary for the conduct of its business as currently conducted. Except as set forth on Schedule 2.23, each of the Companies has unencumbered, good, legal, and indefeasible title to all of its assets, real and personal, including, without limitation, all the properties and assets reflected in Schulte's Financial Statements, free and clear of any Encumbrances, except for those properties and assets disposed of for fair market value in the Ordinary Course of Business since the Interim Balance Sheet Date and otherwise in accordance with this Agreement. For greater certainty, all such Encumbrances (save and except for any Encumbrances registered against Schulte by the Royal Bank of Canada) shall be discharged at or before Closing, failing which the portion of the Purchase Price payable at Closing shall be paid in trust to the Shareholders' Solicitors (as herein set forth) in order to arrange for the discharge thereof. Each of the Companies has made available to the Purchaser all of the files and information in the possession of the Companies concerning such properties, including any title exceptions which might affect marketable title or value of such property. Each of the Companies holds good and legal title or good and valid leasehold rights to all assets that are necessary for it to conduct its business as it is currently being conducted. Except as set forth on
Schedule 2.23, each of the Companies owns or leases all furniture, equipment, and other property used to transact business presently located on its premises. All leases under which any of the Companies lease any real property have been delivered to the Purchaser and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event which with notice or lapse of time or both would become a default by or on behalf of any of the Companies, or to the Knowledge of any of the Companies or on behalf of any third parties.

Condition and Sufficiency of Assets
The buildings, plants, structures and equipment leased or owned by each of the Companies are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Product Warranties, Defects, Liability
Each product manufactured, sold, leased, or delivered by any of the Companies has been in material conformity with all applicable federal, state, provincial, local or foreign laws and regulations, contractual commitments and all express and implied warranties, and none of the Companies has Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Balance Sheet (rather than in any notes thereto). Except as disclosed on Schedule 2.25, no product manufactured, sold, leased, or delivered by any of the Companies is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule
2.25 includes copies of the standard terms and conditions of sale or lease for each of the Companies (containing applicable guaranty, warranty, and indemnity provisions). None of the Companies has Liability (and, to the Knowledge of the Companies and the Shareholders, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Companies and there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency other than such Liability for which the Companies have obtained insurance coverage (after taking into effect deductibles under applicable insurance policies).

No Broker's or Finder's Fee
Other than an arrangement between the Shareholders and KPMG Corporate Finance, Inc. ("Broker") (which is the sole responsibility of the Shareholders), no agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of any of the Companies or any of the Shareholders in connection with this Agreement or the transaction contemplated herein, and no such person or entity is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transaction contemplated herein.

Government Assistance
There are no agreements, loans other funding arrangements or assistance programs (collectively called "Government Assistance Programs") with, or which are outstanding in favour of any of the Companies from, any federal, provincial, state, municipal other government or governmental agency, board, commission or authority, domestic or foreign.

Shareholders Residency
Each of the Shareholders is resident in Canada within the meaning of the Income Tax Act. The Shareholders are each residents of the Province of Saskatchewan.

Approved Corporate Reorganization
The approved Corporate Reorganization shall not affect the value of the Stock or the condition of any of the Companies or give rise to any Tax Liability of any of the Companies in any manner whatsoever.

Representations Not Misleading
No representation or warranty by the Shareholders in this Agreement, nor any statement, summary, exhibit or schedule furnished to the Purchaser by any of the Companies or any of the Shareholders under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any of the Shareholders which materially or adversely affects the businesses of any of the Companies, prospects or condition of any of the Companies or their businesses, or which might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated which has not been set forth in this Agreement or in certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.

Banking Arrangements
Schedule 2.31 accurately lists, as of the Closing Date:

(a) the name of each bank or institution where each of the Companies has accounts or safe deposit boxes;

(b)   the name(s) in which such accounts or boxes are held; and

(c) the name(s) of each Person authorized to draw thereon or have access thereto.


REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby makes the  representations and warranties set forth in this
Article 3 to the Shareholders.

Organization and Authority
Alamo Sask is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Saskatchewan, Canada, and has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. Alamo USA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

Authority
No proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid, legally binding and enforceable obligation of the Purchaser. There are no proceedings pending or, to the Knowledge of the Purchaser, threatened, against it, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person which seek to prevent or delay the consummation of the transactions contemplated hereby.

Consents and Approvals
No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of or by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement.


            POST CLOSING PAYMENT OF ACCRUED BONUSES AND DIVIDENDS

Permitted Liability at Closing
The parties acknowledge that, on the Closing Date, the Accrued Bonuses and Dividends shall be and remain permitted liabilities of the Companies provided that, for greater certainty, in the event that the Actual Net Worth, as determined in accordance with Section 1.3 hereof, exceeds or is less than the Estimated Net North, the provisions of Section 1.3 (and all adjustments between the parties contemplated therein) shall continue to apply.

Post Closing Covenant to Pay
The Purchaser agrees that it shall cause the Companies to pay to those Shareholders entitled to receive payment thereof:

the full amount of the July 31 Accrued Bonuses after December 31, 2000 but in any event prior to January 29, 2001;
      (b) the full amount of the Pre-Closing Dividends on or before June 30, 2001; and
      (c) the full amount of the Pre-Closing Bonus after December 31, 2000 but in any event on or before March 31, 2001.


ADDITIONAL AGREEMENTS

Access To, and Information Concerning, Properties and Records The Shareholders, jointly and severally, agree that they have, and have caused each of the Companies to, give the Purchaser, its legal counsel, accountants and other representatives full access (and have otherwise fully co-operated, including by making available copies of all of the following which are susceptible to photostatic reproduction), during normal business hours, throughout the period prior to the Closing, to all of the books, Contracts, Properties, premises, permits, Environmental Permits, licenses, Governmental Authorizations, commitments of any nature (whether oral or written) and records of each of the Companies, and have permitted the Purchaser and such representatives to make such inspections (including without limitation, with regard to such Properties, physical inspection of the surface and subsurface thereof and any structure thereon) and to have discussions with material suppliers and customers of any of the Companies as the Purchaser and such representatives required and furnished to the Purchaser and such representatives during such period all such information concerning each of the Companies and their affairs as they requested.

Environmental Investigation
(a) The Purchaser and its consultants, agents and representatives, have at the Purchaser's sole expense conducted certain inspections of the Property, including, without limitation, certain environmental assessments and investigation ("Environmental Inspections").
(b) The Purchaser shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, or other environmental survey performed by or on behalf of the Purchaser nor shall the Purchaser be responsible for any claims associated with the exposure or release of Materials of Environmental Concern in, on or under the Property. If this Agreement is terminated, then except as otherwise required by law, the Purchaser shall have no obligation to make any reports to any Governmental Authority of the results of any Environmental Inspection,
      secondary   investigation  or  other  environmental   survey,  but  such
      reporting shall remain the responsibility of and within the discretion of the Companies. The Purchaser shall not have any liability to the Companies or any Shareholder, or any other Person for any report of such results to any Governmental Authority.
(c) The Companies and the Shareholders have made available to the Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property or compliance with, or liability under Environmental Laws, including, without limitation, the results of other environmental inspections and surveys. The Companies and the Shareholders shall permit all engineers and consultants who prepared or furnished such reports to discuss such reports and information with the Purchaser and shall be entitled to certify the same in favour of the Purchaser and its consultants, agents and representatives and make all other data available to the Purchaser and its consultants, agents and representatives.

Miscellaneous Agreements and Consents
Subject to the terms and conditions of this Agreement, the Purchaser and the Shareholders agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement.

Best Good Faith Efforts
All parties hereto agree that the parties will use their best good faith efforts to secure all third-party or regulatory approvals necessary to consummate the transactions provided for herein and to satisfy the other conditions to Closing contained herein.

Public Announcement
Except to the extent public disclosure is required by Law, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Representative and the Purchaser.

Confidentiality
Without the express written consent of all of the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other Person the terms of the transactions contemplated herein or the information delivered in connection with the proposed due diligence investigation, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law. In the event that the Purchaser, any of the Companies or any of the Shareholders is at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with this transaction, such party agrees to provide the other parties hereto prompt notice of such request so that an appropriate protective order may be sought and/or such other party may waive the first party's compliance with the terms of this Section 5.6.


CONDITIONS TO CLOSING

Conditions to Each Party's Obligation to Close
The respective obligations of each party to close the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions prior to the Closing:

      the receipt of approval required pursuant to any applicable regulatory approvals and the expiration of any applicable waiting period with respect thereto; and

the Closing will not violate any injunction, order or decree of any court or Governmental Authority having competent jurisdiction.

Conditions to the Obligations of the Purchaser to Close The obligations of the Purchaser to close the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions prior to the Closing:

      all representations and warranties of the Shareholders shall be true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the Closing;

the Shareholders shall have performed all obligations and agreements and shall have complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Closing Date;

all actions necessary to authorize the execution, delivery and performance of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated herein shall have been duly and validly taken;

the Purchaser shall have received certificates dated the Closing executed by the Shareholders, certifying in such reasonable detail as the Purchaser may reasonably request, to the effect described in Sections 6.2(a), (b), and (c);

the form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Purchaser and its counsel;

there shall not have occurred any change in the business of any of the Companies which would constitute a Material Adverse Effect;

the Purchaser shall have received the opinions of counsel to the Shareholders acceptable to the Purchaser and its counsel as to the matters set forth on, and in the form of, Exhibit "F" attached hereto;

the Shareholders shall have obtained all third party consents required to consummate the transactions hereunder, copies of which shall have been furnished to the Purchaser;

the Purchaser shall have completed and be satisfied, in its sole discretion, with the results of its due diligence investigation of the Company including, but not limited to, the Environmental Inspections;

the Shareholders shall have duly transferred all of the Canadian Stock to Alamo Sask, and all of the USA Stock to Alamo USA, in each case, free and clear of all Encumbrances, with all transfer Taxes, if any, paid by the Shareholders. No claim shall have been filed, made or threatened by any Person asserting that such Person is entitled to any part of the Purchase Price paid for the Stock;

the Purchaser shall have received evidence that all retirement benefits, health funds or other obligations to employees of the Companies are fully funded;

all third party debt, including, but not limited to, capital leases and loan amounts owing to or from any of the Shareholders (save and except for the Accrued Bonuses and Dividends), shall have been paid or repaid as applicable, or such amounts shall be reduced from the Purchase Price or arrangements satisfactory to the Purchaser shall have been made for payment thereof by the Shareholders' Solicitors as contemplated in Section 1.3;

the Non-Competition Agreement shall be entered into by the parties thereto;

the Employment Agreements shall be entered into by each of Jim Carnago and Schulte Sales Ltd., and Earl Schulte and Schulte Industries, Ltd.;

each of the Shareholders shall have executed a Release in the form attached hereto as Exhibit "G"; and
          -----------

each of the Shareholders shall have resigned all officer and director positions of the Companies.

Conditions to the Obligations of the Shareholders to Close The obligations of the Shareholders to close the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the Closing:

(a) all representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the Closing;

(b) the Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date; and

(c) the Representative shall have received certificates dated the Closing, executed by an appropriate officer of the Purchaser certifying, in such detail as the Representative may reasonably request, to the effect described in Sections 6.3(a) and (b).


                         TERMINATION; AMENDMENT; WAIVER

Termination
This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent duly authorized by the board of directors of the Purchaser and the Representative;

(b) by the Purchaser (i) if any of the representations and warranties contained in Article 2 were incorrect in any material respect when made or at any time thereafter, or (ii) if any of the conditions to Closing contained in Section 6.1 or 6.2 shall not have been complied with or performed at the time required for such compliance or performance and such non-compliance or non-performance shall not have been waived in writing by the Purchaser;

(c)   by the  Representative  if the conditions to Closing  contained in Section
      6.1 or 6.3 shall not have been complied with or performed at the time required for such compliance or performance and such non-compliance or non-performance shall not have been waived in writing by the Representative;

(d) by the Purchaser or the Representative if the Closing Date shall not have occurred on or before December 15, 2000, or such later date agreed to in writing by the Purchaser and the Representative; and

(e) by the Purchaser or the Representative if any court of competent jurisdiction in the United States of America, Canada, or other (federal, state or provincial) governmental body, including the governmental bodies responsible for enforcement of the HSR Act, the Competition Act and/or the Investment Canada Act shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions herein contemplated, and such order, decree, ruling or other action shall have been final and nonappealable.

Effect of Termination
In the event of the termination  and  abandonment of this Agreement  pursuant to
Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or Shareholders, other than the provisions of Section 5.1, Section 5.6, and this Section 7.2. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

Amendment
This Agreement may not be amended except by an instrument in writing signed by the Representative and the Purchaser.

Extension, Waiver
At any time prior to the Closing Date, the  Representative  or the Purchaser may
(i) extend the time for the performance of any of the obligations or other acts of the non-waiving party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the non-waiving party, or (iii) waive compliance with any of the agreements or conditions contained herein by the non-waiving party. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Survival of Representations and Warranties
Except as otherwise provided herein, all representations, warranties, covenants and agreements made in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, shall survive the Closing for a period of three (3) years, regardless of any investigations or inquiries made by the Purchaser, Shareholders or any of their respective representatives. The representations and warranties made by the Shareholders in Sections 2.1, 2.2 and 2.3 hereof shall survive the Closing indefinitely. Further, all representations, warranties, covenants and agreements made regarding Tax matters and environmental matters (and all indemnification obligations of Shareholders relating thereto as set forth in Article 9 hereof) shall survive the Closing indefinitely. All claims based upon the representations, warranties, covenants or agreements in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, must be made prior to the relevant termination date as set forth in this Section 8.1. All representations, warranties, covenants and agreements shall survive to the extent a claim based on a representation, warranty, covenant or agreement in this Agreement, or in any Exhibit or Schedule delivered in connection herewith, is made on or prior to the relevant termination date set forth in this Section 8.1, until such claim is finally resolved.


INDEMNIFICATION

Indemnification by the Shareholders
Each of the Shareholders, jointly and severally, unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless, the Purchaser, and each of the Purchaser's Subsidiaries, stockholders, Affiliates, each of the Companies' and their respective officers, directors, employees, counsel, agents, successors, assigns, heirs and legal and personal representatives (the Purchaser and all such other Persons are collectively referred to as the "Purchaser's Indemnified Persons") from and against, and shall reimburse the Purchaser's Indemnified Persons for, each and every Loss, INCLUDING WITHOUT LIMITATION THOSE LOSSES ARISING OUT OF THE STRICT LIABILITY OR THE NEGLIGENCE OF ANY PARTY, INCLUDING THE PURCHASER'S INDEMNIFIED PERSONS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, paid, imposed on or incurred by the Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of, or any allegation by any Person of:
(a) any inaccuracy in any representation or warranty of the Shareholders under this Agreement, or the Schedules thereto or any agreement, certificate or other document delivered or to be delivered by the Shareholders pursuant hereto in any respect, whether or not the
      Purchaser's   Indemnified   Persons  relied  thereon  or  had  knowledge
      thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Shareholders under this Agreement or any agreement or document delivered pursuant hereto, all without regard to materiality;
(b) any Environmental Claim or the violation of any Requirements of Environmental Law to the extent such Environmental Claim or such violation relates, directly or indirectly, to events, conditions, operations, facts or circumstances which occurred, existed or commenced on or prior to the Closing Date; or
(c) any claim by any Person, including the Broker, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Shareholders (or any Person acting on their behalf) or any of the Companies in connection with any of the transactions contemplated by this Agreement.
With respect to matters not involving Proceedings commenced or threatened by third parties, within ten (10) days after notification from the Purchaser's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser's Indemnified Persons to indemnity hereunder, the Representative at no cost or expense to the Purchaser's Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Purchaser's Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those claims that may be satisfied by payment of a liquidated sum of money, the Shareholders shall promptly pay the amount so claimed to the extent supported by reasonable documentation. If litigation or any other Proceeding is commenced or threatened, the provisions of Section 9.3 shall control.

Indemnification by the Purchaser
The Purchaser unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless the Shareholders and the Shareholders' successors, assigns, heirs and legal and personal representatives (the Shareholders and such other Persons are collectively referred to as the "Shareholders' Indemnified Persons") from and against, and shall reimburse the Shareholders' Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Shareholders' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of, or any allegation by any third party of any inaccuracy in any representation or warranty of the Purchaser under this Agreement or any agreement, certificate or other document delivered or to be delivered by the Purchaser pursuant hereto in any respect, whether or not the Shareholders' Indemnified Persons relied thereon or had Knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser under this Agreement or any agreement or document delivered pursuant hereto.

Notice and Defense of Third Party Claims
If any Proceeding shall be brought or asserted under this Article 9 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 9 from an indemnifying Person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article 9. In addition, actual or threatened action by a Governmental Authority or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article 9. In the event that the Indemnifying Person, within five days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding; provided, however, that the Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

Other Remedies
In addition to the rights and remedies of the parties specifically provided for by this Article 9, each party hereto shall have such other remedies as shall be available under applicable law or in equity for the other party's breach of the representations and warranties contained herein, or the failure to perform any of its covenants, agreements or obligations under or contained in this Agreement or in any document furnished or delivered pursuant hereto.

Inconsistent Provisions
The provisions of this Article shall govern and control over any inconsistent provisions of this Agreement.

Subrogation to Indemnity Rights
If any of the Shareholders fail to perform his, her or its obligations under this Article 9, the Purchaser shall be surrogate to any rights the Shareholders may have under any rights of contribution or indemnity from any former Shareholders of any of the Companies, any present or former owners, tenants or other occupants or users of the Business Facilities, or any other Person relating to the matters covered by this Article 9.


THE REPRESENTATIVE

The Representative
(a) The Shareholders hereby appoint Jim Carnago and Earl Schulte, jointly, as their agent and representative (the "Representative") and authorize and direct the Representative to take such action, and to exercise such rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection with the transactions contemplated hereby, and to exercise such rights, power and authority as are incidental thereto including, but not limited to, the power to act for the Shareholders with respect to all indemnification matters referred to in this Agreement, which includes the right to compromise or settle any such claims on behalf of the Shareholders, and the power to receive and distribute or pay to the Purchaser, as applicable, the difference between Estimated Net Worth and Actual Net Worth as described in Section 1.3 hereof. Execution of this Agreement by the Shareholders shall constitute an irrevocable agreement by the Shareholders to be bound by the actions of the Representative taken hereunder or any successor Representative as appointed pursuant to
      Section 10.1(b).

(b) Subject to the provisions of this Section 10.1(b), the Representative shall serve as the Representative from the date hereof until the earlier of his removal or the completion of his obligations hereunder. The parties hereto acknowledge and agree that, as to all matters arising under this Agreement, the Representative shall act for and on behalf of the Shareholders. When this Agreement provides that a determination or any other action or event is conclusive and binding upon the Shareholders, such determination, action or event shall be conclusive and binding upon the Representative. In addition, the
      Representative   shall  have  all  such  incidental  powers  as  may  be
      necessary  or  desirable  to carry into  effect the  provisions  of this
      Section 10.1. In the event that the Person who is acting as the Representative is terminated by the Shareholders or is unable or unwilling to continue to serve as the Representative, or otherwise ceases to be the Representative, his successor shall be appointed in accordance with this Section 10.1; provided, that (i) Purchaser shall not have withheld its approval of the appointment of such successor as the Representative, which approval shall not be unreasonable withheld, and (ii) the Representative shall not voluntarily resign without the Shareholders first selecting a successor Representative reasonably satisfactory to Purchaser in accordance with this Section 10.1. Upon the termination or resignation of any Representative, a successor Representative (and, if necessary, further successor Representative),
      reasonably  satisfactory  to  Purchaser,   shall  be  appointed  by  the
      Shareholders who held a majority of the Schulte Stock on the Closing Date. Any successor to a Representative shall for purposes of this Agreement be deemed to be, from the time of the appointment thereof, a Representative. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement.
(c)   The  Shareholders  agree that the  provisions set forth in this Section
      10.1 shall in no way impose any  obligations on the Purchaser other than
      those   explicitly   set  forth  in  this   Agreement.   In  particular,
      notwithstanding any notice received by Purchaser to the contrary, Purchaser shall be fully protected in relying upon and shall be entitled (i) to rely upon actions, decisions and determinations of the Representative, and (ii) to assume that all actions, decisions and determinations of the Representative are fully authorized and binding upon the Representative and the Shareholders.
(d) The Representative shall not be liable to the Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith and such action or inaction did not constitute willful misconduct or gross negligence.


                                  MISCELLANEOUS

Expenses
The Purchaser will pay its own expenses in connection with the transactions contemplated hereby. The Shareholders will pay the expenses of the Companies and the Shareholders in connection with the transactions contemplated hereby.

Entire Agreement, Assignment
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, including the Letter of Intent between the parties hereto dated August 17, 2000. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign its rights, interests and obligations under this Agreement (i) after the Closing, to any direct or indirect Subsidiary or Affiliate of the Purchaser; and/or (ii) after the Closing, in connection with a transfer of all or substantially all of the assets or stock of the Purchaser or a merger or consolidation of the Purchaser with and into another corporation or other entity, but no such assignment shall release the Purchaser from its obligations hereunder.

Further Assurances
From time to time as and when requested by the Purchaser, or its successors or assigns, the Shareholders shall execute and deliver and shall cause each of the Companies and the officers and directors of each of the Companies to execute and deliver such further agreements, documents, deeds, certificates and other instruments of conveyance and transfer and to take or cause to be taken such other actions as the Purchaser may reasonably require and as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

Enforcement of the Agreement
The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled pursuant to the terms hereof or otherwise, at law or in equity.

Severability
If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in any jurisdiction, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability in that jurisdiction and such holding shall not, consistent with applicable law, invalidate or render unenforceable such provision in any other jurisdiction, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect in all jurisdictions.

Notices
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
      if to the Purchaser:

            Alamo Group (Sask) Inc.
            c/o 1502 E. Walnut
            P.O. Drawer 549
            Seguin, Texas
            USA
            78156-0549

            Attention:  Ronald A. Robinson
            Facsimile:  (210) 372-9683
      with required copy to:

            J. David Oppenheimer
            Oppenheimer, Blend, Harrison & Tate, Inc.
            711 Navarro, Sixth Floor
            San Antonio, Texas
            USA
            78205

            Facsimile:  (210) 224-7540

            and to:

            James S. Kerby
            MacPherson Leslie & Tyerman
            1500 - 410 - 22nd Street E.
            Saskatoon, Saskatchewan
            Canada
            S7K 5T6

            Facsimile:  (306) 975-7145

      if to the Shareholders or the Representative:

            James Carnago
            Box 195
            Englefeld, Saskatchewan
            S0K 1N0
            Facsimile:  (306) 287-3355

            and

            Earl Schulte
            Box 195
            Englefeld, Saskatchewan
            S0K 1N0
            Facsimile:  (306) 287-3355
      With required copy to:

            Behiel, Munkler & Will
            Barristers and Solicitors
            602 - 9th Street
            Humboldt, Saskatchewan
            Canada
            S0K 2A0

            Facsimile:  (306) 682-5165
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Government Law and Jurisdiction
(a) Governing Law: This Agreement will be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein.
(b) Jurisdiction: To the fullest extent permitted by Law, the parties hereby irrevocably:

      (i) attorn to the jurisdiction of the courts of Saskatchewan and hereby waive objection to the laying of the venue of any suit, legal action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum;

      (ii) agree to bring any suit, legal action or proceeding with respect to this Agreement only before a competent court in Saskatchewan; and

      (iii) agree that a final judgment in any suit, legal action or proceeding brought in the courts of Saskatchewan will be conclusive and binding upon each of the parties and may be enforced in any court in any jurisdiction in which any party or any of the assets of any party is or may be found or located by a suit upon such judgment, a certified copy of which will be conclusive evidence of the fact and of the amount of such judgment.

Gender, "Including" is Not Limiting, Descriptive Headings
The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and the singular number includes the plural, each where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Parties in Interest
This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Counterparts
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Incorporation by Reference
Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement. The schedules attached hereto contain descriptive headings and summaries of the representations and warranties set forth in full in this Agreement. Such descriptive headings and summaries are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

Arbitration
(a) Basis for Arbitration: The parties hereto agree that the subject matter of this Agreement and any agreement that may be entered in connection herewith both involve and affect interstate commerce within the meaning of the commerce clause of the United States Constitution. This Agreement shall be irrevocable and is binding upon the parties and is subject to being specifically enforced.
(b)   Mandatory  Arbitration  of Disputes:  Except for actions for  injunctive
      relief   instituted   by  any  party,   any  action,   dispute,   claim,
      counterclaim or controversy ("Dispute" or "Disputes"), between or among the parties including, without limitation, any claim based on, or arising from, an alleged tort or contract shall be resolved by arbitration as set forth below. As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with any extension of or commitment set forth in this
      Agreement  or  in  any  other  agreement   entered  by  the  parties  in
      connection with this Agreement, any action taken (or any omission to take any action) in connection with any of the foregoing, any past, present and future agreements between or among the parties, including, without limitation, this binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American
      Arbitration   Association   ("AAA").   Defenses  based  on  statutes  of
      limitation,   estoppel,  waiver,  applicable  in  any  such  arbitration proceeding, and the commencement of an arbitration proceeding with respect to this Agreement shall be deemed the commencement of an action for such purposes. In furtherance and not in limitation of the foregoing, the parties agree that if any Dispute arises after the date hereof that is based on an alleged act or omission of the Shareholders, occurring prior to the date hereof and on an alleged act or omission of the Purchaser occurring after the date hereof, then the liability or obligation of the Shareholders and the Purchaser with respect to such Dispute, including any indemnification obligations of such parties under this Agreement shall be resolved among the Shareholders and the
      Purchaser  by  apportioning   liability  based  on  their  own  acts  or
      omissions in  accordance  with the  provisions  of this  Section  11.12,
      unless   otherwise   mutually  agreed  by  the   Shareholders   and  the
      Purchaser.
(c)   Arbitrators:

      (i) The arbitration shall be conducted before a board of three neutral arbitrators (the "Board"), at least one of whom shall be a licensed attorney.
      (ii) The Representative and the Purchaser shall select one arbitrator. The third arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of the third arbitrator within thirty (30) days following receipt by one party of the other party's notice of arbitration, the third arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of the third arbitrator by agreement. If an arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointment in the same manner in which such arbitrator was initially selected.
      (iii) The arbitrators shall select a Chairman by majority vote. Upon consultation with the other arbitrators and the parties, the Chairman shall, at the earliest possible date, set dates for a hearing and establish any pre-hearing conferences or procedural schedules that the Board deems to be necessary and appropriate.
      (iv) The Chairman shall preside at all meetings and executive sessions of the Board. The Chairman may authorize depositions and issue subpoenas. All other decisions of the Board shall be by a majority of the arbitrators, unless the parties agree otherwise.
(d)   Place of Arbitration: Whenever an arbitration is required under subsection
      (b), such arbitration shall be conducted in Saskatoon, Saskatchewan, Canada.
(e) Miscellaneous: Any arbitration questions arising under this Agreement shall be governed in accordance with Title 9 of the U.S. Code. This section constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolutions. The provisions of this section shall survive any termination, amendment or expiration of the Agreement in which this section is contained, unless the parties otherwise expressly agree in writing. In the event of any Dispute governed by this section, the Shareholders, on the one hand, and the Purchaser, on the other hand, shall pay all of their own expenses, and subject to the award of the arbitrator, shall pay an equal share of the arbitrators' fees. This section may be amended, changed or modified only by the express provisions of a writing which specifically refers to this section and which is signed by all the parties hereto.

Jurisdiction and Venue
Any process against the Purchaser, any of the Companies or the Shareholders in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section
11.6 with the same effect as though served on it or him personally. Each of the parties submits to the jurisdiction of any court sitting in the Province of Saskatchewan, Canada, in any action or proceeding arising out of or relating to this Agreement and hereby waives any and all objections to jurisdiction and review or venue that it or they may have under the laws of Saskatchewan or Canada.

Certain Definitions
(a) "Accrued Bonuses and Dividends" means, collectively, the July 31 Accrued Bonuses, the Pre-Closing Dividends and the Pre-Closing Bonus;
(b) "Affiliate" as used in this Agreement means, with respect to any Person, (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person in question, (ii) any officer, director, stockholders or shareholders of such Person in question, or member of the family (any parent, spouse, sibling, son or daughter) of such officer, director, stockholders or shareholders, and (iii) any Person that, directly or indirectly, controls,  is  controlled  by,  or is under  common  control  with,  any officer, director, stockholders or shareholders of such Person in question or member of the extended family of such officer, director, stockholders or shareholders. For the purposes of the definition of Affiliate, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(c) "Approved Corporate Reorganization" means the corporate reorganization in relation to the Companies as described in Schedule 11.14(c), which corporate reorganization:
      (i)   is to be effective  and  completed on or before the Closing  Date;
       and
      (ii) shall not, in the opinion of the Purchaser and its legal and accounting advisers, acting reasonably, adversely affect the value of the Stock or the condition of any of the Companies or give rise to any Tax Liability of any of the Companies in any manner whatsoever.
(d) "Business Facility" includes any property (whether real or personal) which any of the Companies currently leases, operates, or owns or manages in any manner or which any of the Companies formerly leased, operated, owned or managed in any manner.
(e)   "Canada   Pension  Plan"  means  the  statutory   Canada   Pension  Plan
      established  pursuant to Canada Pension Plan,  R.S.C.  1985,  c.C-8,  as amended.
(f) "Code" means the United States Internal Revenue Code of 1986, as amended or any successor statute.
(g)   "Companies" has the meaning set forth in the recitals.
(h) "Employee Plans" means any plans, policies or agreements respecting pension, retirement and/or deferred compensation arrangements, stock
      purchase,  profit  sharing,  stock  option,  loans,  insurance,   medical,
      hospital, dental, vision, drug or home care, sick leave, disability, salary continuation, legal, unemployment, welfare, vacation or other similar employee benefits (excluding severance arrangements) that are maintained, sponsored or otherwise contributed to, or required to be contributed to, by any of the Companies for the benefit of and generally available to their respective employees, former employees and Persons claiming through any of them, such as spouses and other beneficiaries.
(i)   "Encumbrance"   means  and  includes,   whether  or  not  registered  or
      recorded, any and all:
      (i) mortgages, assignments of rent, liens, licenses, leases, charges, security interests, hypothecations and pledges, whether fixed or floating, against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts, title retention agreements, equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;
      (ii) adverse claims existing, pending or threatened, against property (whether real, personal, mixed, tangible or intangible);
      (iii) rights, interests and estates against or in property (whether real, personal, mixed, tangible or intangible), including easements, rights-of-way, encroachments, restrictive or statutory covenants, profit a prendre, or other similar rights, granted to or reserved or taken by any Person or Governmental Authority;
      (iv) options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements for the purchase or transfer of, or the purchase or transfer of any interest in, any property (whether real, personal, mixed, tangible or intangible); and
      (v)   without  limiting  the  generality  of  the  foregoing,   any  other
            Liability,  encumbrance  or  title  defect  against  or in  property
            (whether  real,   personal,   mixed,   tangible  or  intangible)  of
            whatsoever nature and kind or any other right of any Person of any kind or nature whatsoever which may constitute or become by operation of Law or otherwise an encumbrance or title defect against or in property.
(j) "Environmental Claim" means any Proceeding; claim; litigation; demand; action; cause of action; suit; loss; cost (including, but not limited to, all legal fees (on a solicitor and his own client basis) or other attorneys' fees), diminution in value, expert's fees; damage; punitive
      damage;   fine,  penalty,   expense,   Liability,   criminal  liability,
      judgment;   governmental   or   private   investigation   and   testing;
      notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; proceeding; lien; personal injury or death of any Person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover Losses related to, or seeks to impose liability regarding any of the Companies or operations conducted by any of them for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife;
      (ii) noise; (iii) radioactive  materials  (including naturally occurring
      radioactive  materials  ["NORM"]);   (iv)  explosives;   (v)  pollution,
      contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of Persons or property to Materials of Environmental Concern and the effects thereof; (viii) the release,
      threatened  release,  generation,   extraction,  mining,  beneficiating,
      manufacture,   processing,  distribution  in  commerce,  use,  transfer,
      transportation,   treatment,   storage,   disposal  or   Remediation  of
      Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any Person or Persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental
      Concern  on  any  property   (whether  real  or   personal);   (xi)  the
      implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to-know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to Governmental Authorities under any Environmental Law. The term, "Environmental Claim" also includes, without limitation, any Losses incurred in testing for the need for Remediation or for breach or violation of any Requirements of Environmental Laws; monitoring or responding to efforts to require Remediation and any claim based upon any asserted or actual breach or violation of any Requirements of Environmental Law.
(k) "Environmental Laws" mean any federal, state, provincial, local or foreign Law, regulation, ordinance, bylaw, code or legal requirement relating to pollution, or protection or cleanup of the environment
      including,   without  limitation,   the  Comprehensive   Environmental
      Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, Environmental Management and Protection Act, S.S. 1983-84, c.E-10.2 (the "EMPA") and the Canadian Environmental Protection Act, R.S.C. 1985, c. 16 (4th Supp.) (the "CEPA"), and any other Law or legal requirement, as now or hereinafter
      in  effect,  relating  to:  (a)  the  release,   containment,   removal,
      remediation,   response,  cleanup  or  abatement  of  any  sort  of  any
      Materials of Environmental  Concern;  (b) the  manufacture,  generation,
      formulation,  processing,  labeling,  distribution,   introduction  into
      commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Materials of Environmental Concern; (c) exposure of persons, including employees, to any Materials of Environmental Concern; or, (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal,
      cleanup   or  removal  of   asbestos,   asbestos-containing   materials,
      polychlorinated  biphenyls  or  any  other  Materials  of  Environmental
      Concern.
(l) "ERISA" means Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
(m) "GAAP" means, with respect to all of the Companies except Schulte USA Inc., Canadian generally accepted accounting principles, consistently applied, and with respect to Schulte USA Inc., United States generally
      accepted   accounting   principles,   consistently   applied.   Whenever
      reference is made in this Agreement to a calculation to be made or financial statements or documents to be prepared in accordance with "generally accepted accounting principles" or "GAAP", such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian institute with respect to all of the Companies except Schulte USA Inc., and the United States institute with respect to Schulte USA Inc., or any successor institute, applicable as at the date on which such calculation is made or required to be made or such financial statements or documents are prepared or
      required  to  be  prepared  in  accordance   with   generally   accepted
      accounting principles.
(n) "Governmental Authority" means any domestic or foreign, national, federal, provincial, state, regional, municipal, county or other local
      government  or   quasi-governmental   or  private  body  exercising  any
      statutory, regulatory, expropriation or Taxing authority under the authority of any of the foregoing governments or any Laws, and includes any ministry, department, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof, and any domestic, foreign, international, judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing persons or any Laws.
(o) "GST" means the Goods and Services Tax as contained in Part IV of the Excise Tax Act, R.S.C. 1985, c.E-15, as amended.
(p) "Income Tax Act" means for the purposes of this Agreement, the Income Tax Act, R.S.C. 1985 (5th Supp.), c.1, as amended, and where the context so permits, any reference to the Income Tax Act includes a reference to any analogous provincial legislation, any reference to any
      provision   of  the  Income  Tax  Act   includes  a  reference   to  the
      corresponding provision of any such analogous provincial legislation and any reference to any filing or similar requirement imposed under the Income Tax Act includes a reference to any corresponding filing or
      similar  requirement   imposed  under  any  such  analogous   provincial
      legislation.
(q)   "Intellectual   Property"   means  all   patents,   patent   applications,
      inventions, processes, trademarks (whether registered or unregistered), trademark applications, trade names, service names, brand names, brand marks, service marks, mask works, copyrights, software, trade secrets or any other indicia of know-how used by any of the Companies in their business or operations.
(r)   "Interim Balance Sheet Date" means January 31, 2000.
(s) "July 31 Accrued Bonuses" means, collectively, accrued but unpaid bonuses totalling $737,000 as at the Closing Date, owing by Industries (in
      the  amount  of   $212,000),   Sales  (in  the  amount  of  $212,000)  and
      International (in the amount of $313,000), as set forth in the July 31, 2000 audited financial statements of the Companies.
(t) "Knowledge" means with respect to any Person, the actual knowledge of such Person after a good faith and commercially reasonable inquiry or, if such Person is not a natural person the directors, officers,
      managers  or  other  employees  exercising  supervisory   responsibility
      functions, arising after the conduct by such Persons of a good faith and commercially reasonable investigation with respect to the facts or matters specified. For the avoidance of doubt, a Person will be deemed to have actual knowledge of any matter which a good faith and commercially reasonable inquiry would have revealed notwithstanding that the Person has not actually undertaken such inquiry.
(u) "Labour Representatives" means any trade union, employee association, bargaining agent or affiliated bargaining agent.
(v) "Laws" means all legally binding federal, provincial, state, municipal and local constitutions, treaties, laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, permits and lawful requirements and any provisions of such Laws, including general principles of civil and common law.
(w)   "Legal   Requirement"   means  any  law,   statute,   ordinance,   decree,
      requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any, Governmental Authorization issued by, any Governmental Authority.
(x) "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured,
      unmatured,  unaccrued,  unasserted,  contingent,   conditional,  inchoate,
      implied, vicarious, joint, STRICT, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.
(y) "Loss" means any loss, damage, injury, harm, detriment, decline or diminution in value, lost opportunity, Liability, exposure, claim, demand, Proceeding, settlement, judgment, award, punitive damage, fine, penalty, Tax, fee, charge, obligation, cost or expense (including, without  limitation,  costs of  attempting  to avoid or in opposing  the
      imposition   thereof,   interest,   penalties,   reasonable   costs   of
      preparation and investigation, and the fees, disbursements and expenses of attorneys, solicitors (on a solicitor and his own client basis), accountants, Escrow Agent and other professional advisors), as well as with respect to compliance with the Requirements of Environmental Law, expenses of Remediation and any other remedial, removal, beneficiating, response, abatement, cleanup, investigative, monitoring, or record keeping costs and expenses.
(z) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, Liabilities (absolute, accrued, contingent or otherwise), reserves, business, prospects or results of operations of any of the Companies.
(aa)  "Material Customer" has the meaning set forth in Section 2.11.

(bb)  "Material Supplier" has the meaning set forth in Section 2.11.
(cc)  "Materials  of  Environmental   Concern"  means:  (i)  those  substances
      included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including NORM), or (D) solid wastes that pose imminent and substantial endangerment to health or the environment; and
      (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state, provincial or local law or regulation. To the extent that the laws or regulations of any applicable state, province or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.
(dd) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.
(ee) "Ordinary Course of Business" means an action taken by a Person or one of the Companies or by a Company and will be deemed to have been taken in the Ordinary Course of Business only if:
(A) such action is consistent with the past practices of such Person or Company and is taken in the ordinary course of the normal day-to-day operations of such Person or Company; and
(B) such action is similar in nature and magnitude to actions customarily taken by Persons or companies, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), shareholders or any Governmental
            Authority,  in  the  ordinary  course  of  the  routine  and  normal day-to-day operations of companies that are in the same line of business and of comparable size with the Companies.
(ff) "Person" means any individual, joint venture, association, body, corporation, partnership, trust, or entity whatsoever, and includes any Governmental Authority.
(gg) "Pre-Closing Bonus" means accrued but unpaid bonuses (currently estimated to be $800,000) owing by the Companies, collectively, to certain
      Shareholders, as of the Closing Date accrued in order to reduce the combined net equity of Schulte on the Closing Date to an amount equal to the Estimated Net Worth.
(hh) "Pre-Closing Dividends" means, collectively, the declared but unpaid portion of dividends owing by Sales and Industries as of the Closing Date and more particularly described as follows:
      Sales:

      Due to Carnago Holdings Ltd.                 $     673.00
      Industries:
      Due to Val-Lis Holdings Inc.                  $345,140.00
      Due to Carnago Holdings Ltd.                  $436,574.00
                                                    -----------
      Total Pre-Closing Dividends:                  $782,387.00
                                                    ===========
(ii) "Proceeding" means any action, suit or proceeding, including appeals or applications for review, before or by any Governmental Authority, arbitrator or arbitration board or any investigation or inquiry by any Governmental Authority.
(jj) "Property" or "Properties" includes any property (whether real or personal) which the Company currently or in the past has leased, operated or owned or managed in any manner.
(kk) "Remediation" means any action necessary to: (i) comply with and ensure compliance with the Requirements of Environmental Laws and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, remove or remediate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapour at any Business Facility or of any public domain affected by the business of any of the Companies.
(ll) "Requirement(s) of Environmental Law(s)" means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to any of the Companies or the assets and/or the business of any of the Companies.
(mm) "Shareholders' Solicitors" means Behiel, Munkler & Will, Barristers and Solicitors.
(nn)  "Stock" has the meaning set forth in the recitals.
(oo) "Subsidiary" shall mean, when used with reference to a particular Person: any corporation, a majority of the outstanding voting securities of which is owned or controlled directly or indirectly by such Person, or if less than a majority of such voting securities are so owned or controlled, any corporation in regard to which such Person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such corporation. Any partnership, joint venture or other enterprise shall be a Subsidiary of a particular Person, if that Person has, directly or indirectly, a 20% or greater equity interest or in regard to which such Person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such entity.
(pp) "Tax Return" means any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
(qq) "Taxes" means all taxes of any kind (including income, corporation, capital, value added, goods and services, sales, withholding, franchise, customs duties, profits, gross receipts, excise, property, stamp, transfer, water, business or payroll taxes, including without limitation ERISA, Canada Pension Plan, provincial and state pension plans, workers' compensation, employment insurance, employer health taxes) and other imposts, duties, levies, deductions, withholdings, charges, assessments, reassessments or fees of any nature (including interest, fines, penalties and additions) that are imposed under any Laws, by any relevant taxing authorities or by any Governmental Authorities, and "Tax" means any one of them.
      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                                          PURCHASER:

                                          ALAMO GROUP (SASK) INC.

                                          By:____________________
                                           Ronald A. Robinson, its
                                           President

                                          ALAMO GROUP (USA) INC.

                                          By: _____________________
                                           Ronald A. Robinson, its
                                           President


                                          SHAREHOLDERS:

                                          Valda Schulte, Individually


                                          Lisa Muller, Individually



                                          Dean Carnago, Individually



                                          Jim Carnago, Individually



                                          Lani Carnago, Individually



                                          Earl Schulte, Individually



                                          Jeanne Schulte, Individually



                                          Hal Carnago, Individually


                                          SCHULTE FAMILY TRUST

                                          By:

                                                its duly authorized Trustee(s)


                                          CARNAGO FAMILY TRUST

                                          By:

                                                its duly authorized Trustee(s)


                                          CARNAGO HOLDINGS LTD.

                                          By:


                                          VAL-LIS HOLDINGS INC.

                                          By:





                                          SCHULTE:

                                          SCHULTE INDUSTRIES LTD.

                                          By:




                                          SCHULTE SALES LTD.

                                          By:




                                          SCHULTE SALES (INTERNATIONAL) INC.

                                          By:




                                          SCHULTE (USA) INC.

                                          By:





                                          CAPITAL COMPANIES:

                                          JC CAPITAL LTD.

                                          By:




                                          LC CAPITAL LTD.

                                          By:




                                          JS CAPITAL LTD.

                                          By:




                                          ES CAPITAL LTD.

                                          By:








                            SHARE PURCHASE AGREEMENT
                                 by and between
                             ALAMO GROUP (SASK) INC.
                                 ("Alamo Sask")

                                       and

                             ALAMO GROUP (USA) INC.
                                  ("Alamo USA")
     ("Alamo Sask" and "Alamo USA" being, collectively, the "Purchaser")

                                       and

                                  VALDA SCHULTE
                                   LISA MULLER
                                  DEAN CARNAGO
                                   JIM CARNAGO
                                  LANI CARNAGO
                                  EARL SCHULTE
                                 JEANNE SCHULTE
                                   HAL CARNAGO
                              CARNAGO HOLDINGS LTD.
                             VAL - LIS HOLDINGS INC.
                              SCHULTE FAMILY TRUST
                              CARNAGO FAMILY TRUST
                       (Collectively, the "Shareholders")

                                       and

                             SCHULTE INDUSTRIES LTD.
                               SCHULTE SALES LTD.
                       SCHULTE SALES (INTERNATIONAL) INC.
                               SCHULTE (USA) INC.
                            (Collectively, "Schulte")

                                       and

                                 JC CAPITAL LTD.
                                 LC CAPITAL LTD.
                                 ES CAPITAL LTD.
                               JS CAPITAL LTD.
                   (Collectively, the "Capital Companies")
     (Collectively, "Schulte" and the "Capital Companies" are hereinafter referred to as the "Companies," or individually, as the "Company")

                          Dated as of November 6, 2000




                                TABLE OF CONTENTS

ARTICLE 1 SALE OF STOCK;CLOSING..........................................3
1.1   Purchase of Stock..................................................3
1.2   Purchase Price.....................................................3
1.3   Adjustments to Purchase Price......................................5
1.4   Closing........................................................... 6
1.5   Closing Deliveries.................................................6
1.6   Non-Competition and Confidentiality Agreements.....................7
1.7   Employment and Non-Competition Agreement...........................7
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.............7
2.1   Organization and Qualification.....................................7
2.2   Capitalization.....................................................8
2.3   Authority......................................................... 9
2.4   No Violation.......................................................9
2.5   Financial Statements...............................................10
2.6   Books and Records..................................................11
2.7   Absence of Certain Changes.........................................11
2.8   Absence of Undisclosed Liabilities.................................12
2.9   Receivables........................................................13
2.10  Inventories........................................................13
2.11  Distributors, Dealers, Customers, Suppliers........................13
2.12  Companies' Indebtedness............................................14
2.13  Litigation.........................................................14
2.14  Tax Matters........................................................14
2.15  Employment Matters and Employee Benefit Plans......................16
2.16  Leases, Contracts and Agreements...................................18
2.17  Related Party Transactions.........................................18
2.18  Compliance with Laws...............................................19
2.19  Insurance 19
2.20  Intellectual Property..............................................20
2.21  Environmental Matters..............................................21
2.22  Regulatory Actions.................................................23
2.23  Title to Properties, Encumbrances..................................23
2.24  Condition and Sufficiency of Assets................................24
2.25  Product Warranties, Defects, Liability.............................24
2.26  No Broker's or Finder's Fee........................................25
2.27  Government Assistance..............................................25
2.28  Shareholders Residency.............................................25
2.29  Approved Corporate Reorganization..................................25
2.30  Representations Not Misleading.....................................25
2.31  Banking Arrangements...............................................26
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................26
3.1   Organization and Authority.........................................26
3.2   Authority......................................................... 26
3.3   Consents and Approvals.............................................26
ARTICLE 4 POST CLOSING PAYMENT OF ACCRUED BONUSES .......................27
4.1   Permitted Liability at Closing.....................................27
4.2   Post Closing Covenant to Pay.......................................27
ARTICLE 5 ADDITIONAL AGREEMENTS..........................................27
5.1   Access To, and Information Concerning, Properties and Records......27
5.2   Environmental Investigation........................................28
5.3   Miscellaneous Agreements and Consents..............................28
5.4   Best Good Faith Efforts............................................28
5.5   Public Announcement................................................29
5.6   Confidentiality....................................................29
ARTICLE 6 CONDITIONS TO CLOSING..........................................29
6.1   Conditions to Each Party's Obligation to Close.....................29
6.2   Conditions to the Obligations of the Purchaser to Close............29
6.3   Conditions to the Obligations of the Shareholders to Close.........31
ARTICLE 7 TERMINATION; AMENDMENT; WAIVER.................................31
7.1   Termination........................................................31
7.2   Effect of Termination..............................................32
7.3   Amendment......................................................... 32
7.4   Extension, Waiver..................................................32
ARTICLE 8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................32
8.1   Survival of Representations and Warranties.........................32
ARTICLE 9 INDEMNIFICATION................................................33
9.1   Indemnification by the Shareholders................................33
9.2   Indemnification by the Purchaser...................................34
9.3   Notice and Defense of Third Party Claims...........................34
9.4   Other Remedies.....................................................35
9.5   Inconsistent Provisions............................................35
9.6   Subrogation to Indemnity Rights....................................35
ARTICLE 10 THE REPRESENTATIVE............................................36
10.1  The Representative.................................................36
ARTICLE 11 MISCELLANEOUS.................................................37
11.1  Expenses...........................................................37
11.2  Entire Agreement, Assignment.......................................37
11.3  Further Assurances.................................................37
11.4  Enforcement of the Agreement.......................................38
11.5  Severability.......................................................38
11.6  Notices............................................................38
11.7  Government Law and Jurisdiction....................................39
11.8  Gender, "Including" is Not Limiting, Descriptive Headings..........40
11.9  Parties in Interest................................................40
11.10 Counterparts.......................................................40
11.11 Incorporation by Reference.........................................40
11.12 Arbitration........................................................41
11.13 Jurisdiction and Venue.............................................42
11.14 Certain ...Definitions.............................................43











                                    EXHIBITS
Exhibit A   -.....Escrow Agreement
Exhibit B   -.....January Financials
Exhibit C   -.....Non-Competition and Confidentiality Agreement
---------
Exhibit D   -.....Purchase Price Allocation
---------
Exhibit E   -.....Employment Agreement
---------
Exhibit F   -.....Opinion of Counsel for the Shareholders
---------
Exhibit G   -.....Release of Shareholders
---------

                                LIST OF SCHEDULES
Schedule 2.2(a)...-     Company's Capitalization
---------------
Schedule 2.9......      -     Receivables
------------
Schedule 2.10.....      -     Inventories
-------------
Schedule 2.11.....      -     Suppliers and Customers
-------------
Schedule 2.13 ....-     -     Litigation
-------------
Schedule 2.15.....      -     Employee Benefit Matters
-------------
Schedule 2.16.....      -     Leases, Contracts and Agreements
-------------
Schedule 2.18(c)..-     Governmental Authorizations
----------------
Schedule 2.19(a)..-     Description of Insurance
----------------
Schedule 2.20(a)..-     Patents, Trademarks and Copyrights
----------------
Schedule 2.21.....      -     Environmental Matters
-------------
Schedule 2.23.....      -     Title to Properties
-------------
Schedule 2.25.....      -     Product Warranties
-------------
Schedule 2.31.....      -     List of Accounts and Safe Deposit Boxes
------------------
Schedule 11.14(c).-     Approved Corporate Reorganization
-----------------